Exhibit 99.1

GAP INC. REPORTS JUNE SALES

SAN FRANICSCO - July 7, 2011 - Gap Inc. (NYSE: GPS) today reported that June 2011 net sales increased 5 percent compared with last year.

Net sales for the five-week period ended July 2, 2011 were $1.38 billion compared with net sales of $1.31 billion for the five-week period ended July 3, 2010. The company's comparable sales for June 2011, which include the associated comparable online sales, were up 1 percent compared with a 1 percent increase for June 2010.

"We're pleased that we delivered a positive comp and grew total sales by 5 percent," said Glenn Murphy, chairman and chief executive officer of Gap Inc. "Our multiple growth initiatives are on track, and we're taking the necessary steps in North America to grow top line sales in the back half of the year."

Comparable sales for June 2011, including the associated comparable online sales, were as follows:

  Gap North America: negative 1 percent versus negative 2 percent last year
  Banana Republic North America: positive 3 percent versus positive 7 percent last year
  Old Navy North America: positive 2 percent versus positive 1 percent last year
  International: positive 3 percent versus flat last year

Year-to-date net sales were $5.73 billion for the 22 weeks ended July 2, 2011, an increase of 1 percent compared with net sales of $5.70 billion for the 22 weeks ended July 3, 2010. The company's year-to-date comparable sales, including associated online sales, decreased 2 percent compared with a 3 percent increase last year.

For more detailed information, please call 1-800-GAP-NEWS (1-800-427-6397) to listen to Gap Inc.'s monthly sales recording. International callers may call 706-634-4421.

July Sales

The company will report July sales on August 4, 2011.

Forward-Looking Statements

This press release contains forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Words such as "expect," "anticipate," "believe," "estimate," "intend," "plan," "project," and similar expressions also identify forward-looking statements. Forward-looking statements include statements regarding the following:

  Multiple growth initiatives being on track;
  Growing top line sales in the back half of the year.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the company's actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, the following:

  the risk that changes in general economic conditions or consumer spending patterns will have a negative impact on the company's financial performance or strategies;
  the highly competitive nature of the company's business in the United States and internationally;
  the risk that the company will be unsuccessful in gauging fashion trends and changing consumer preferences;
  the risk that the company's efforts to expand internationally may not be successful and could impair the value of its brands;
  the risk that the company's franchisees will be unable to successfully open, operate, and grow the company's franchised stores;
  the risk that the company will be unsuccessful in identifying, negotiating, and securing new store locations and renewing or modifying leases for existing store locations effectively;
  the risk that the company will be unsuccessful in implementing its strategic, operating and people initiatives;
  the risk that updates or changes to the company's information technology ("IT") systems may disrupt its operations;
  the risk that acts or omissions by the company's third-party vendors, including a failure to comply with the company's code of vendor conduct, could have a negative impact on its reputation or operations;
  the risk that changes in the regulatory or administrative landscape could adversely affect the company's strategies and results of operations; and
  the risk that the company will not be successful in defending various proceedings, lawsuits, disputes, claims, and audits.

Additional information regarding factors that could cause results to differ can be found in the company's Annual Report on Form 10-K for the fiscal year ended January 29, 2011. Readers should also consult the company's quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2011.

Forward-looking statements are based on information as of July 7, 2011. The company assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

About Gap Inc.

Gap Inc. is a leading global specialty retailer offering clothing, accessories, and personal care products for men, women, children, and babies under the Gap, Banana Republic, Old Navy, Piperlime, and Athleta brands. Fiscal year 2010 net sales were $14.7 billion. Gap Inc. products are available for purchase in over 90 countries worldwide through about 3,100 company-operated stores, about 175 franchise stores, and e-commerce sites. For more information, please visit www.gapinc.com.

Investor Relations Contact:

Mike Jenkins

(415) 427-4454

investor_relations@gap.com

Media Relations Contact:

Emily Russel

(415) 427-6230

press@gap.com